STOCK PURCHASE AND RESTRICTION AGREEMENT

     This Stock Purchase and Restriction Agreement (this "AGREEMENT") is entered into as of this 19th day of June, 2001, by and between Pyramid Breweries, Inc., a Washington corporation (the "COMPANY"), and Martin Kelly ("EXECUTIVE OFFICER").

     WHEREAS, the Company desires that the Executive Officer have a significant equity interest in the Company in order to more closely align the interests of the Executive Officer and the shareholders of the Company;

     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive Officer hereby agree as follows:

     1.     Exercise of Options.  The Executive Officer holds options to acquire
            --------------------
237,400 shares (the "SHARES") of common stock of the Company, 135,100 of which are vested and 102,300 of which are unvested. The Company shall cause the option agreement of the Executive Officer with respect to the Shares to be amended to permit the immediate exercise of all option shares, including those that are not currently vested. Concurrently with the execution of this Agreement, Executive Officer shall exercise all of the options for the Shares and pay the exercise price in accordance with the payment provisions of Section 8 hereof.

     2.     Grant of Additional Options.  The Company hereby grants Executive
            ---------------------------
Officer additional options to acquire 150,000 shares of common stock of the Company. This grant is made pursuant to the Company's 1995 Employee Stock Option Plan, as amended. The exercise price shall be $2.125 per share. Concurrently with the exexcution and delivery of this Agreement, Executive Officer shall exercise all of the additional options and pay the exercise price in accordance with the payment provisions of Section 8 hereof. For purposes of this Agreement, the shares acquired upon the exercise of the additional options shall be included within the definition of "Shares". The options granted under this Section 2, together with the 102,300 options for which vesting is accelerated under Section 1, are referred to herein as the "UNVESTED OPTION SHARES".

     3.     Repurchase Right.  Executive Officer hereby grants the Company the
            ----------------
right (the "REPURCHASE RIGHT"), which, unless earlier terminated in accordance with Section 6 hereof, is exercisable at any time during the 60-day period (or such longer period of time mutually agreed to in writing by the parties) following the date (i) the Company terminates the Executive Officer's employment for Cause (as defined in subsection 6(f)) or (ii) Executive Officer terminates his employment with the Company, to repurchase at the Purchase Price, all or any portion of the Unvested Option Shares owned by the Executive Offficer, in which the Executive Officer has not acquired a vested interest in accordance with the vesting provisions of Section 6 (the "UNVESTED SHARES"). For purposes of this Agreement, the "PURCHASE PRICE" shall mean, with respect to the Unvested Option Shares, the exercise price of such options.

     4.     Delivery of Stock Certificates; Legend.  The stock certificate(s)
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representing the Shares subject to the Repurchase Right of the Company shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THAT CERTAIN STOCK PURCHASE AND RESTRICTION AGREEMENT (THE "AGREEMENT") BY AND BETWEEN THE ISSUER OF THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "ISSUER") AND THE HOLDER OF SUCH SHARES, DATED


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     AS OF JUNE 19, 2001, PURSUANT TO WHICH THE ISSUER HAS CERTAIN RIGHTS TO
     REPURCHASE THE SHARES REPRESENTED BY THIS CERTIFICATE UPON THE OCCURRENCE OR NON-OCCURRENCE OF CERTAIN EVENTS. THE SECRETARY OF THE ISSUER WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

     For Shares that become no longer subject to the Repurchase Right by the Company, upon written request by the Executive Officer, the Company shall reissue stock certificate(s) representing such Shares without a legend.

     5.     Exercise of the Repurchase Right.  The Repurchase Right shall be
            --------------------------------
exercisable by written notice delivered to the Executive Officer prior to the expiration of the applicable 60-day period specified in Section 3. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than 30 days after the date of notice. If any portion of the notes provided for in Section 8 hereof remains outstanding, the repurchase amount shall be credited first against principal and interest on the notes. Any remaining proceeds shall be paid to the Executive Officer in cash or cash equivalents upon delivery of the Unvested Shares.

     6.     Termination of the Repurchase Right.
            -----------------------------------

            (a) The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 5.

            (b) The Repurchase Right shall terminate and the Executive Officershall acquire a vested interest with respect to the Unvested Option Shares in accordance with the following schedule:


     With respect to the 102,300 Unvested Option Shares referenced in Section 1 hereof, at the rate of 7,000 shares (or such lesser number as shall remain unvested) on the last day of each month, commencing June 2001, until such Shares are fully vested.

     With respect to the 150,000 Unvested Option Shares received on the exercise of the Option granted under Section 2 hereof, as follows:

               Date                    Shares Vested
               ----                    -------------

          December 31, 2002               50,000

          December 31, 2003               50,000

          December 31, 2004               50,000


            (c) Notwithstanding anything to the contrary contained herein, the Repurchase Right shall immediately terminate with respect to all the Unvested Option Shares, upon (i) a Change of Control, or (ii) the Executive Officer's death, Disability (as defined below), termination of the Executive Officer's employment by the Company without Cause (as defined below) or termination of the Executive Officer's employment by Executive Officer for Good Reason (as defined below).

          (d) For purposes of this Agreement, "DISABILITY" means that, for a continuous period of twenty-four (24) weeks or more, Executive Officer has been unable to perform the essential functions of the job because one or more mental or physical illnesses and/or disabilities, provided that Company may grant Executive Officer unpaid leave if and to the extent that, in Company's judgment,


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doing so is required by law.  A determination of Disability shall be made by a physician satisfactory to both the Executive Officer and the Company, provided
                                                                      --------
that if the Executive Officer and the Company do not agree on a physician, the Executive Officer and the Company shall each select a physician who together shall select a third physician whose determination as to Disability shall be binding on all parties.

            (e) For purposes of this Agreement, "CHANGE OF CONTROL" shall mean:

                    (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company,

                   (ii) any merger or consolidation in which the Company is a party in which the holders of the Company's voting securities as a class prior to such combination own less than 50% of the voting stock of the combined entities following such transaction,

                  (iii) any plan or proposal for liquidation or dissolution of the Company, or

                   (iv) The acquisition by any person or persons acting in concert of beneficial ownership of more than 50% of the then outstanding voting securities of the Company and for this purpose the terms "person" and "beneficial ownership" shall have the meanings provided in Section 13(d) of the Securities and Exchange Act of 1934, as amended, or related rules promulgated by the Securities and Exchange Commission.

            (f) For purposes of this Agreement, "CAUSE" means and is limited to (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company; or (iii) commission of a crime involving dishonesty, breach of trust or physical or emotional harm to any person; and shall be determined by a majority of the Company's Board of Directors after the Executive Officer has been given a reasonable opportunity to address the Board.

            (g) For purposes of this Agreement, "GOOD REASON" means a breach by the Company of a material obligation to the Executive Officer under this Agreement or the Amended and Restated Employment Agreement dated June 19, 2001, or any other agreement with the Executive relating to Executive's employment that is not cured within fourteen (14) days after written notice of such breach is received by the Company.

     7.     Restrictions of Transfer of Unvested Shares.   Any attempted
            -------------------------------------------
transfer of Unvested Shares other than in accordance with this Agreement shall be null and void and the Company may refuse (i) to recognize any such transfer and not reflect in its records any change of ownership of such Unvested Shares pursuant to such transfer, and (ii) to treat as owner of such Unvested Shares or to accord the right to vote or to pay dividends to any transferee to whom such Unvested Shares shall have been transferred.

     8.     Payment for the Shares.
            ----------------------

            (a) The Executive Officer shall pay the Purchase Price for the Shares by the execution and delivery of a promissory note substantially in the form of Exhibit A hereto (the "PROMISSORY NOTE"). At any time prior to the date on which the Promissory Note is paid in full, the Executive Officer shall have the right to require the Company to repurchase all or any portion of the vested Shares (including such shares issued with respect to those shares as an exceed adjustment pursuant to Section 12 hereof), the purchase price of which does not the principal amount and accrued interest then outstanding on the Promissory Note, provided, however, that the number of Shares so required to be repurchased shall not exceed 75,000 shares (subject to equitable adjustment pursuant to Section 12 hereof). The purchase price for the shares to be purchased by


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the Company shall be the average closing price of the Company's shares on The
Nasdaq Stock Market for the five trading days preceding the date of delivery of the written notice from the Executive Officer to the Company. The Company shall pay the purchase price by a reduction in the principal amount then outstanding on the Promissory Note; provided that if the Company's quarterly dividend is reduced below $.044 per share (as adjusted for adjustment pursuant to Section 12 hereof), Executive Officer shall be entitled to have the purchase price credited against accrued interest on the Promissory Note, if any.

            (b) The Company shall remit any federal and state withholding taxes and the Executive Officer's portion of FICA taxes as a result of any income from the exercise of the options to the appropriate taxing authorities. The amount of such withholding taxes and FICA taxes remitted on behalf of the Executive Officer shall be paid by the Executive Officer by the execution and delivery of a promissory note substantially in the form of Exhibit B hereto (the "TAX NOTE").

     9.     Pledge of the Shares.
            ---------------------

            (a) The Executive Officer hereby pledges the Shares, together with any proceeds of the Shares, to the Company to secure the full and punctual payment, performance and discharge of the Promissory Note and the Tax Note. The Company shall return all Shares pledged under this Agreement to the Executive Officer on the payment of all principal and interest due under the Promissory Note and the Tax Note.

            (b) If the Company issues a stock dividend, or reclassifies, reorganizes or otherwise changes the capital structure of the Companywhile any principal or accrued interest remains outstanding on the Promissory Note or the Tax Note, the Executive Officer agrees to deliver, or cause to be delivered, immediately to the Company all additional shares of stock or securities of the Company issued to the Executive Officer. Such additional shares or securities shall be held subject to the terms of this Agreement in the same manner as the shares originally pledged under this Agreement.

            (c) As long as the Executive Officer is not in default under the Promissory Note or the Tax Note, the Executive Officer shall be entitled to vote the Shares for all purposes. The Executive Officer shall deliver all dividends on the Shares paid in stock or securities on the Shares to the Company on receipt of the certificates representing such stock or securities, and the Company shall hold such stock or securities as additional collateral.

            (d) Following a default on the Promissory Note or the Tax Note or under this Section 9 ("DEFAULT"), the Company may sell all or any portion of the Shares at a public or private sale. The Company may purchase all or any part of the Shares at the sale. Proceeds of any sale shall be applied first to pay all costs and expenses related to the sale of the Shares, and second, to pay all amounts owed on the Promissory Note and the Tax Note (on a proportional basis) on the date of sale. The balance of the proceeds, if any, shall be remitted to the Executive Officer. The Executive Officer shall remain liable to the Company for any remaining principal balance on the Promissory Note and the Tax Note not satisfied from the sale proceeds of the Shares.

            (e) Upon Default, the Company shall have all rights available to the Company at law or in equity, including all applicable rights available under the Washington Uniform Commercial Code, and all rights and remedies granted under this Agreement, the Promissory Note or the Tax Note. These rights and remedies shall be cumulative, and may be exercised concurrently with all other rights and remedies the Company may have. Nothing in this Agreement shall preclude the Company from collecting any indebtedness without resorting to the Shares.

     10.    Right to Require Company Purchase.  In the event that the
            ---------------------------------
employment of the Executive Officer is terminated prior to the date on which the Promissory Note is paid in full (i) by the Company without Cause, (ii) by reason of the Executive Officer's death, (iii) by reason of the Executive Officer's Disability, or (iv) by the Executive Officer for Good Reason, the Executive Officer shall have the right to require the


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Company to repurchase all or any portion of the Shares (including any shares issued with respect to those shares as an adjustment pursuant to Section 12 hereof). Such right shall be exercised by delivery to the Company of written notice within 60 days of the Executive Officer's last day of employment. The notice shall specify the number of shares that the Company will be required to repurchase. The purchase price for the shares to be purchased by the Company shall be the average closing price of the Company's shares on The Nasdaq Stock Market for the five trading days preceding the date of delivery of the written notice from the Executive Officer to the Company. The Company shall pay the purchase price within 10 business days of delivery of the written notice, at its sole option, either in cash or by a reduction in the principal amount of the Promissory Note and/or Tax Note.

     11.    Fractional Shares.  No fractional shares shall be repurchased by
            -----------------
the Company. Accordingly, should the Repurchase Right extend to a fractional shares (in accordance with the vesting provisions of Section 6) at the time the Executive Officer ceases to be an employee of the Company, then such fractional share shall be added to any fractional share in which the Executive Officer is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

     12.    Adjustments for Stock Dividends, Stock Splits, etc. In the event of
            --------------------------------------------------
any stock dividend, stock split, reorganization, spin-off, recapitalization or other change affecting the Company's outstanding Common Stock as a class effected without receipt of consideration, then appropriate adjustments shall be made in the number and/or type of shares or securities the Company is required to repurchase under Section 8 and Section 10 hereof and the dividend rate set forth in Section 8 hereof in order to reflect the effect of any such transaction upon the Company's capital structure. Further, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate Purchase Price shall remain the same.

     13.    No Employment or Service Contract.  Nothing in this Agreement shall
            ---------------------------------
confer upon the Executive Officer any right to continue in the service of the Company, or any parent or subsidiary Company, for any period of time or interfere with or restrict in any way the rights of the Company, or any parent or subsidiary of the Company if applicable, which rights are hereby expressly reserved by each, to terminate the status of the Executive Officer at any time for any reason whatsoever, with or without cause.

     14.    Notices.  Any notice required in connection with (i) the Repurchase
            -------
Right; (ii) the disposition of any Shares covered thereby; or (iii) the Company purchase of the Executive Officer's shares pursuant to Section 9 hereof, shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice (a) if to the Executive Officer, at the address set forth on the signature page hereof, or at such other address as the Executive Officer shall have furnished to the Company in writing, or (b) if to the Company, at the principal executive offices of the Company, or at such other address as the Company shall have furnished to the Executive Officer in writing.

     15.    No Waiver.  The failure of the Company, or its assignees, in any
            ---------
instance to exercise the Repurchase Right shall not constitute a waiver of any other repurchase rights or rights under this Agreement or any other agreement between the Company and the Executive Officer. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.


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     16.     Cancellation of Shares; Surrender of Certificates; Power of
             -----------------------------------------------------------
Attorney.  In the event the Company or its assignees exercises the Repurchase
--------
Right with respect to the Unvested Shares owned by the Executive Officer, the Executive Officer shall, within three days of notice thereof by the Company or its assignees of the exercise of the Repurchase Right, surrender to the Secretary of the Company any and all stock certificates evidencing, in whole or in part, the Unvested Shares held by the Executive Officer to be repurchased. Notwithstanding the obligation of the Executive Officer to surrender stock certificates to the Company upon the exercise of the Repurchase Right, immediately upon exercise of the Repurchase Right and delivery of notice thereof to the Executive Officer, legal and beneficial ownership of the repurchased Unvested Shares, and all right, title and interest therein (other than the right to receive the Purchase Price for the repurchased Unvested Shares) shall pass to the Company and the Company shall have the right (a) to recognize the repurchase pursuant to the Repurchase Right in its records and (b) not to treat the Executive Officer as owner of the repurchased Unvested Shares for purposes of voting rights, dividends or otherwise. The Executive Officer hereby grants a limited power of attorney to the Secretary of the Company to effect any repurchase of Unvested Shares pursuant to the Repurchase Right.

     17.    Entire Contract.  This Agreement, together with the Amended and
            ---------------
Restated Employment Agreement dated June 19, 2001, constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

     18.    Governing Law.  This Agreement shall be governed by, and construed
            -------------
in accordance with, the laws of the State of Washington, without regard to the conflict of law principles thereof.

     19.    Attorneys' Fees and Costs.  If the Executive Officer or the Company
            -------------------------
institutes legal proceedings to settle any controversy arising under this Agreement, each party in such action shall bear its own attorneys' fees and costs and the prevailing party shall not be entitled to recover its attorneys' fees and costs from the other party.

     20.    Arbitration. Any controversy or claim arising out of or relating to
            -----------
this Agreement shall be submitted to and be finally resolved by arbitration, pursuant to the provisions of the United States Arbitration Act (9 U.S.C. Sec. 1 et seq.), to be conducted by an arbitration service mutually agreed upon by the parties, with such arbitration to be held in Seattle, Washington in accordance with the American Arbitration Association's ("AAA") Commercial Arbitration Rules
                                              ---
then in effect. If the amount in controversy is less than $250,000, the arbitration shall be conducted by a single arbitrator; if the amount in controversy is $250,000 or more, the arbitration shall be conducted by a panel of three arbitrators. The arbitrator(s) shall be selected by mutual agreement of the parties. If the parties cannot agree on the selection of the arbitrator(s) then the arbitrator(s) shall be chosen by Judicial Dispute Resolution, LLC. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section 14 of this Agreement. The arbitrator(s) shall render a judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. Any award or decision rendered in such arbitration shall be final and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction if necessary; provided, however, that the arbitrators' decision is subject to judicial review as provided by applicable law. Either party may apply for and obtain from any court of competent jurisdiction relief in the nature of temporary interlocutory relief, provided such party simultaneously submits the matter in controversy to arbitration for final resolution of the merits of such controversy or claim pursuant to this Section 20.

     21.    Counterparts.  This Agreement may be executed in counterparts, each
            ------------
of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


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     22.    Captions and Headings.  The various captions and headings of this
            ---------------------
Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

     23.    Successors and Assigns.  The provisions of this Agreement shall
            ----------------------
inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Executive Officer and the Executive Officer's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                              COMPANY

                              Pyramid  Breweries,  Inc.


                              By:
                                 -----------------------------------------------
                                 Wayne  Drury,  Chief  Financial  Officer


                              EXECUTIVE  OFFICER


                                 -----------------------------------------------
                                 Martin  Kelly


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